UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): December 21, 2004

                            THE SERVICEMASTER COMPANY
             (Exact Name of Registrant as Specified in Its Charter)


    Delaware                          1-14762                 36-3858106
    --------                          -------                 ----------
(State or Other Jurisdiction    (Commission File Number)   (I.R.S. Employer
     of Incorporation)                                    Identification Number)


  3250 Lacey Road, Suite 600, Downers Grove, Illinois           60515
  ---------------------------------------------------           -----
      (Address of Principal Executive Offices)                (Zip Code)

  Registrant's telephone number, including area code: (630) 663-2000
                                                      --------------

                                 Not Applicable
                                 --------------
          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

_______ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

_______  Soliciting material pursuant to Rule 14a - 12 under the Exchange Act
        (17 CFR 240.14a - 12)

_______ Pre-commencement communications pursuant to Rule 14d - 2(b) under the Exchange Act (17 CFR 240.14d(b))

_______ Pre-commencement communications pursuant to Rule 13e - 4(c) under the Exchange Act (17 CFR 240.13e - 4(c))



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Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an
Off-Balance Sheet Arrangement of a Registrant.

Effective as of December 21, 2004, The ServiceMaster Company ("ServiceMaster") through its wholly owned subsidiary, ServiceMaster Consumer Services Limited Partnership ("Lessee") entered into a Fleet Program Services Agreement ("Fleet Agreement") and related Motor Vehicle Fleet Open-End Operating Lease Agreement ("Lease Agreement") and LIBOR Flex Program Supplement (the "Rate Agreement") for the purpose of leasing vehicles which are to be used in the ordinary course of business of ServiceMaster and its subsidiaries.

The parties to the Fleet Agreement are PHH Vehicle Management Services, LLC ("PHH"), and Lessee. The parties to the Lease Agreement and the Rate Agreement are D.L. Peterson Trust, an affiliate of PHH, and Lessee.

The Fleet Agreement has an initial term of three years and will be automatically renewed for up to two successive one-year renewal periods unless written notice of non-renewal is provided by either party to the Fleet Agreement. The Fleet Agreement may also be renewed for one or more additional periods beyond the second one-year renewal period by mutual agreement. The Fleet Agreement provides for up to $80 million of lease financing per contract year. The Lessee is not obligated to use any portion of this facility at any time. Rental payments under the Lease Agreement and Rate Agreement are variable based on the thirty (30) day London Interbank Offered Rate ("LIBOR") as quoted in The Wall Street Journal plus an additional amount of interest which is based on the credit rating of ServiceMaster. The Lessee may at its option convert rental rates paid for leased vehicles from variable to fixed rental rates.

The Fleet Agreement and Lease Agreement include customary representations, warranties and covenants such as reporting financial information, maintenance of adequate insurance coverage, and compliance with applicable laws. The Fleet Agreement and Lease Agreement also include customary events of default and customary cure periods, which include nonpayment, insolvency or bankruptcy, appointment of a receiver or trustee, and assignment for the benefit of creditors, which if remain uncured may result in termination of both agreements. The Fleet Agreement, Lease Agreement and Rate Agreement contain customary cross default provisions. In addition, the Fleet Agreement provides for a Funding Review Event, defined as any default or unmatured default as those terms are defined in the Revolving Credit Agreement entered into by ServiceMaster and previously disclosed in a Form 8-K as filed with the Securities and Exchange Commission on September 20, 2004. A Funding Review Event is not deemed to be a breach of the Fleet Agreement or Lease Agreement, or provide cause for termination except to the extent the Funding Review Event constitutes a breach of an express representation, warranty or covenant in either agreement. If a Funding Review Event has not been cured within the applicable cure period, within thirty days after expiration of the applicable cure period PHH may at its sole discretion elect to cease future lease financing under the Fleet Agreement and Lease Agreement. Vehicles under lease upon cessation of funding will continue to be serviced under the terms of the Fleet Agreement and Lease Agreement until the end of the lease term. In connection with a Funding Review Event, the parties to the Fleet Agreement may negotiate modified terms and conditions under which PHH will continue to provide leasing services.








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



                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 THE SERVICEMASTER COMPANY


Date:  December 28, 2004         By:  /s/  Jim L. Kaput
                                      ----------------------------------------
                                      Jim L. Kaput
                                      Senior Vice President and General Counsel













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